Exhibit 99.1

Cohu to Acquire Xcerra Creating Global Leader in Back-end Semiconductor Equipment

Immediately Accretive Transaction Diversifies Revenue Base and Increases TAM to ~ $5 Billion

•	Combined last twelve months (“LTM”) reported revenue of approximately $828 million and non-GAAP operating income of approximately $124 million

•	Complementary acquisition expected to create diversified revenue base and expand addressable market to $5 billion

•	Increases footprint in high growth end-markets of automotive, IoT, industrial and mobility

•	Estimated to deliver over $20 million in annual run-rate cost synergies within 2 years

•	Expected to be immediately accretive to non-GAAP earnings per share after closing

POWAY, Calif., and NORWOOD, Mass., May 8, 2018 — Cohu, Inc. NASDAQ: COHU), and Xcerra Corporation (NASDAQ: XCRA) today announced they have entered into a definitive merger agreement pursuant to which Cohu will acquire Xcerra for a combination of cash and stock. The acquisition is expected to make Cohu a global leader in semiconductor test, with combined sales for Cohu and Xcerra in excess of $800 million for the last twelve months.

Upon the closing of the transaction, Xcerra shareholders will be entitled to receive $9.00 in cash and 0.2109 of a share of Cohu common stock, subject to the terms of the definitive agreement. Based on the closing price of Cohu common stock as of May 7, 2018, the transaction values Xcerra at $13.92 per share, or approximately $796 million in equity value, with a total enterprise value of approximately $627 million, after excluding Xcerra’s cash and marketable securities net of the debt on its balance sheet as of January 31, 2018. The transaction value represents a premium of 8.4% to Xcerra’s closing price on May 7, 2018, and a premium of 15.4% to Xcerra’s 30-day average closing price.

“This proposed acquisition is a powerful combination of two complementary companies that will accelerate our strategy to diversify our product offerings and strengthen Cohu’s position as a global leader in back-end semiconductor equipment. The depth and breadth of the combined product portfolios, engineering and product development resources, as well as the global customer support platforms will enable us to deliver comprehensive semiconductor back-end solutions that better meet the future needs of our customers,” commented Luis Müller, Cohu’s President and CEO.

Mr. Müller continued, “The acquisition of Xcerra increases our addressable market to approximately $5 billion across handlers, contactors, test and inspection, further strengthening our ability to fully capitalize on the secular growth opportunities in the automotive, IoT, industrial and mobility markets. We are excited to welcome the Xcerra team to Cohu and look forward to an efficient completion of the transaction, with a focus on delivering long-term value to our customers, employees and shareholders.”

Commenting on the proposed acquisition, David Tacelli, Xcerra’s President and CEO, stated, “We are very pleased to be joining forces with Cohu to create a global leader in back-end semiconductor test. Together, we will be an even stronger and more competitive company with far reaching long-term benefits to our customers and employees. I am extremely proud of what the Xcerra team has accomplished over the past several years and look forward to the exciting possibilities we can achieve together with Cohu.”

The transaction is expected to be immediately accretive to non-GAAP earnings per share and generate over $20 million of annual run-rate cost synergies within 2 years of closing, excluding stock-based compensation and other charges.

Transaction Details

Cohu intends to fund the cash payable to Xcerra shareholders with a combination of cash on hand from the combined companies’ balance sheets and approximately $350 million in debt financing. The transaction is expected to close in the second half of calendar year 2018, subject to approval by both companies’ respective shareholders, antitrust regulatory approvals and other customary closing conditions.

Xcerra shareholders are expected to own approximately 30% of the combined company upon the closing of the transaction. The transaction has been unanimously approved by the Boards of Directors of both companies.

Management and Board of Directors

Luis Müller will remain president and chief executive officer and lead the combined company, and Jeff Jones will continue to serve as vice president of finance and chief financial officer. Two members of Xcerra’s board of directors will join Cohu’s board upon the closing of the transaction.

Advisors

Deutsche Bank Securities served as the exclusive financial advisor to Cohu and Cleary Gottlieb Steen & Hamilton LLP served as Cohu’s legal advisor. Cowen served as exclusive financial advisor to Xcerra and Latham & Watkins LLP served as Xcerra’s legal advisor.

Conference Call and Slide Presentation Information

Cohu will host a conference call and webcast on Tuesday, May 8, 2018 at 5:30 a.m. PDT/8:30 a.m. EDT in conjunction with its announcement of first quarter 2018 results. The conference call will be simulcast over the Internet with an accompanying slide presentation and can be accessed by all interested parties on the Investor Information section of the Company’s website at www.Cohu.com. Interested investors and analysts may also dial into the conference call by using 1-877-407-8031 (domestic) or +1-201-689-8031 (international).

The teleconference replay will be available through June 8, 2018. The replay dial-in number is 1-877-481-4010 (domestic) or +1-919-882-2331 (international) using pass code 28490. The webcast replay will be available on the website through May 8, 2019.

About Cohu

Cohu (NASDAQ: COHU) is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors. For more information, visit http://www.Cohu.com/.

About Xcerra

Xcerra Corporation (NASDAQ: XCRA) is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions. Xcerra addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Additional information can be found at www.Xcerra.com or at each product group’s website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com.

Use of Non-GAAP Financial Information

Included within this press release are references to non-GAAP financial measures, including non-GAAP Operating Income and earnings per share, that supplement the Company’s Condensed Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, acquisition related costs, fair value adjustment to contingent consideration, purchase accounting inventory step-up included in cost of sales, the reduction of an uncertain tax position liability and related indemnification receivable and U.S. Tax Reform. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Income.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

	Cohu		Xcerra		Combined
	LTM Ending		LTM Ending
Operating Income Reconciliation	March 31,	% of Net	January 31,	% of Net		% of Net
	2018	Sales	2018	Sales	LTM	Sales
Income From Operations - GAAP	$36,741	10.0%	$58,279	12.6%	$95,020	11.5%
Amortization of Purchased Intangible Assets	4,767	1.3%	601	0.1%	5,368	0.6%
Share Based Compensation	6,364	1.7%	7,296	1.6%	13,660	1.6%
Manufacturing Transition and Severance Costs	385	0.1%	0	0.0%	385	0.0%
Restructuring and Related Provisions	0	0.0%	1,590	0.3%	1,590	0.2%
Other Acquisition Costs	479	0.1%	3,754	0.8%	4,233	0.5%
Inventory Step-Up	1,057	0.3%	0	0.0%	1,057	0.1%
Impairment of Land Held for Sale	0	0.0%	100	0.0%	100	0.0%
Reduction of Indemnification Receivable	1,172	0.3%	0	0.0%	1,172	0.1%
Adjustment to Contingent Consideration	1,276	0.3%	0	0.0%	1,276	0.2%

Income From Operations - Non-GAAP	$52,241	14.2%	$71,620	15.5%	$123,861	15.0%

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Cohu, Inc. (“Cohu”) and Xcerra Corporation (“Xcerra”) and the ability to consummate the proposed transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR); (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Cohu and Xcerra to consummate the proposed transaction, including as a result of the failure of Cohu to obtain or provide on a timely basis or at all the necessary financing; (iii) the ability of Cohu and Xcerra to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Cohu, Xcerra, or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Cohu’s and/or Xcerra’s respective businesses; (vii) the ability of Cohu or Xcerra to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Cohu’s or Xcerra’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Cohu’s or Xcerra’s ability to pursue certain business opportunities or strategic transactions; (xi) the adverse impact to Cohu’s operating results from interest expense on the financing debt, rising interest rates, and any restrictions on operations related to such debt; (xii) continued availability of capital and financing and rating agency actions; (xiii) legislative, regulatory and economic developments; (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xv) such other factors as are set forth in (A) Cohu’s periodic public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to those described under the heading “Risk Factors” in Cohu’s Form 10-K for the fiscal year ended December 31, 2017, (B) Xcerra’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Xcerra’s Form 10-K for the fiscal year ended July 31, 2017, (C) in the Registration

Statement on Form S-4 (the “Registration Statement”) that has or will be filed by Cohu with the SEC containing a prospectus with respect to the Cohu common stock to be issued in the proposed transaction and a joint proxy statement of Cohu and Xcerra in connection with the proposed transaction (the “Joint Proxy Statement/Prospectus”) that is or will be contained therein, and (D) the other filings made by Cohu or Xcerra with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Neither Cohu nor Xcerra can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, neither Cohu nor Xcerra undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

Cohu, Xcerra, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed “participants” in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Xcerra stockholders or Cohu stockholders generally, is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. Information regarding Xcerra’s directors and executive officers and their beneficial ownership of Xcerra common stock is also set forth in Xcerra’s proxy statement on Schedule 14A filed with the SEC on September 5, 2017, and in its Annual Report on Form 10-K for the year ended July 31, 2017, and is supplemented by other public filings made, and to be made, with the SEC by Xcerra. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Xcerra Investor Relations page on its corporate website at https://Xcerra.com/investors. Information concerning Cohu’s directors and executive officers and their beneficial ownership of Cohu’s common stock is set forth in Cohu’s annual proxy statement on Schedule 14A filed with the SEC on April 3, 2018, and in its Annual Report on Form 10-K for the year ended December 31, 2017. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Cohu Investor Relations page on its corporate website at https://Cohu.gcs-web.com. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement/Prospectus regarding the proposed transaction and other relevant materials that have been or will be filed with the SEC when they become available. You may obtain copies of the documents described in the preceding sentence when they become available free of charge by visiting the SEC’s website at www.sec.gov.

Additional Information and Where You Can Find It

Cohu will file with the SEC the Registration Statement containing the Joint Proxy Statement/Prospectus and other documents concerning the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be delivered to the stockholders of Xcerra and Cohu after the Registration Statement is declared effective by the SEC. This communication is not a substitute for the Registration Statement, the definitive Joint Proxy Statement/Prospectus or any other documents that Xcerra or Cohu may file or may have filed with the SEC, or will send or have sent to stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these documents (when they become available) and other documents filed by Xcerra and Cohu with the SEC at the SEC’s website at www.sec.gov. The Joint Proxy Statement/Prospectus and other documents filed by Xcerra or Cohu may also be obtained free of charge by visiting the Xcerra Investor Relations page on its corporate website at https://Xcerra.com/investors or by contacting Xcerra Investor Relations by telephone at (781) 467-5063 or by mail at Xcerra Investor Relations, Xcerra Corporation, 825 University Avenue, Norwood, MA 02062, attention Rich Yerganian or by visiting the Cohu Investor Relations page on its corporate website at https://Cohu.gcs-web.com or by contacting Cohu Investor Relations by telephone at (858) 848-8106 or by mail at Cohu Corporate Headquarters, 12367 Crosthwaite Circle, Poway, CA 92064, attention Jeffrey D. Jones.

For press releases and other information of interest to investors, please visit Cohu’s website at www.Cohu.com.

Investor Contacts:

Cohu, Inc.

Jeffrey D. Jones, CFO

(858) 848-8106